UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 9, 2007 (January 4, 2007)
PAR PHARMACEUTICAL COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	File Number 1-10827 (Commission File Number)	22-3122182 (I.R.S. Employer Identification No.)

300 Tice Boulevard, Woodcliff Lake, New Jersey (Address of principal executive offices)	07677 (Zip Code)
Registrant’s telephone number, including area code: (201) 802-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
The Company entered into a separation and release agreement (the “Agreement”) with Mr. Scott L. Tarriff, the Company’s former President and Chief Executive Officer and a Director of the Company, on January 4, 2007 in connection with Mr. Tarriff’s separation from the Company on October 31, 2006 (the “Separation Date”). The Company agreed to pay Mr. Tarriff $1,284,228 in six equal installments beginning in the seventh month after his separation date. Additionally, for two years following his separation date, the Company agreed to maintain in effect for Mr. Tarriff coverage under the Company’s welfare benefit plans. Consistent with the terms of his employment agreement with the Company options to purchase shares of the Company’s common stock granted to Mr. Tarriff prior to September 16, 2003 will continue to vest and be exercisable in accordance with their terms. Shares of restricted stock granted to Mr. Tarriff and options to purchase common stock of the Company granted to Mr. Tarriff after September 16, 2003 will vest as of January 4, 2007 and his separation date, respectively, and Mr. Tarriff will have 24 months in which to exercise those stock options. Pursuant to the Agreement, Mr. Tarriff is waiving any claim that he may have against the Company in connection with his employment relationship and is acknowledging the obligations under his employment agreement that for one year following his separation date he will not solicit any business away from the Company, and for two years following his separation date he shall not interfere with the Company’s relationship with its employees, consultants or contractors.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Mr. Tarriff resigned from his position as a director from the Board of Directors of the Company effective January 4, 2007.
Certain statements in this Current Report on Form 8-K constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. To the extent that any statements made in this Current Report on Form 8-K contain information that is not historical, such statements are essentially forward-looking and are subject to certain risks and uncertainties, including the risks and uncertainties discussed from time to time in the Company’s filings with the SEC, including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statements included in this Current Report on Form 8-K are made as of the date hereof only, based on information available to the Company as of the date hereof, and, subject to any applicable law to the contrary, the Company assumes no obligation to update any forward-looking statements.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Dated as of: January 9, 2007

PAR PHARMACEUTICAL COMPANIES, INC. (Registrant)
/s/ Thomas Haughey
Name:	Thomas Haughey
Title:	Executive Vice President and General Counsel